Exhibit 99.1

NEWS RELEASE

Global Power t 400 E Las Colinas Blvd., Suite 400 t Irving, TX 75039

FOR IMMEDIATE RELEASE

Global Power Announces Sale of Hetsco, Inc. and

Expectations for Financial Reporting

IRVING, Texas, January 17, 2017 – Global Power Equipment Group Inc. (OTC: GLPW) (“Global Power” or the “Company”) today announced that it has sold the stock of Hetsco, Inc., a wholly-owned subsidiary, to Chart Industries, Inc. (NASDAQ: GTLS) for approximately $22 million in cash. Reported as part of the Services segment, Hetsco provided mission-critical brazed aluminum heat exchanger repair, maintenance and safety services. The acquisition closed on Friday, January 13, 2017. The cash received will be used to reduce debt.

Expectations on Financial Reporting

Global Power also announced that it expects to report its 2015 financial results and audited restated 2013 and 2014 financials in February 2017. The Company plans to provide a notice prior to its filing regarding the scheduling of a teleconference for investors and analysts.

At present, Global Power’s goal is to report 2016 financials by the end of March 2017 in order to become current with its financial reporting obligations. The Company plans to provide an update as to the timing of completion and filing of the 2016 financials by March 1, 2017.

About Global Power

Global Power Equipment Group Inc. is a design, engineering and manufacturing firm providing a broad array of equipment and services to the global power infrastructure, energy and process industries. The Products segment includes two primary product categories: Mechanical Solutions (formerly Auxiliary Products) designs, engineers and manufactures a comprehensive portfolio of equipment for utility-scale natural gas turbines while Electrical Solutions provides custom-configured electrical houses and generator enclosures for a variety of industries. The Services segment provides lifecycle maintenance, repair, on-site specialty support, outage management, construction and fabrication services for the power generation, industrial, chemical/petrochemical processing, and oil and gas industries. The Company provides information at its website: www.globalpower.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements or expectations regarding the timing and the Company’s ability to file its restated historical financial information, 2015 financials and 2016 quarterly reports, regain SEC reporting compliance, identify new sources of debt financing, and related matters. These statements reflect our current views of future events and financial performance and are subject to a number of risks and uncertainties. Our actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, decreased demand for new gas turbine power plants, reduced demand for, or increased regulation of, nuclear power, loss of any of our major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost overruns, unforeseen schedule delays, poor performance by our subcontractors, cancellation of projects, competition for the sale of our products and services, including competitors being awarded business by our customers that had previously been provided by Global Power, shortages in, or increases in prices for, energy and

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Global Power Announces Sale of Hetsco, Inc. and Expectations for Financial Reporting

January 17, 2017

materials such as steel that we use to manufacture our products, damage to our reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, effective integration of acquisitions, volatility of our stock price, deterioration or uncertainty of credit markets, and changes in the economic, social and political conditions in the United States and other countries in which we operate, including fluctuations in foreign currency exchange rates, the banking environment or monetary policy.

In addition, more information may arise during the course of the Company’s previously-announced ongoing accounting review of its previously issued financial statements that would require the Company to make additional adjustments or revisions or to restate further such financial statements. The time required to complete the financial statements and accounting review may cause our results to differ materially from those described in the forward-looking statements. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in our filings with the SEC, including the section of our Annual Report on Form 10-K filed with the SEC on March 9, 2015 titled “Risk Factors.” Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and we caution you not to rely upon them unduly.

Investor Relations Contact:

Deborah K. Pawlowski

Kei Advisors LLC

(716) 843-3908

dpawlowski@keiadvisors.com

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